Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-174228) of Google Inc.,

(2)	Registration Statement (Form S-8 No. 333-192839) pertaining to the 2004 Stock Plan,

(3)	Registration Statement (Form S-8 No. 333-181661) of Google Inc., pertaining to the Motorola Mobility Holdings, Inc. 2011 Incentive Compensation Plan,

(4)	Registration Statement (Form S-8 No. 333-175180) pertaining to the Google Inc. Deferred Compensation Plan,

(5)	Registration Statement (Form S-8 No. 333-167411) pertaining to the AdMob, Inc. 2006 Stock Plan and U.K. Sub-plan of the AdMob, Inc. 2006 Stock Plan of Google Inc.,

(6)	Registration Statement (Form S-8 No. 333-149956) pertaining to the Click Holding Corp. 2005 Stock Incentive Plan of Google Inc.,

(7)	Registration Statement (Form S-8/S-3 No. 333-124350) pertaining to the 1998 Stock Plan, the 2003 Stock Plan, the 2003 Stock Plan (No. 2) and the 2003 Stock Plan (No. 3) of Google Inc.,

(8)	Registration Statement (Form S-8 No. 333-120099) pertaining to the Keyhole, Inc. 2000 Equity Incentive Plan of Google Inc.,

(9)	Registration Statement (Form S-8 No. 333-119282) pertaining to the Lifescape Solutions, Inc. 2001 Stock Plan of Google Inc.,

(10)
Registration Statement (Form S-8 No. 333-117715) pertaining to the 2004 Stock Plan, the 2003 Stock Plan (No.3), the 2003 Stock Plan (No.2), the 2003 Stock Plan, the 2000 Stock Plan, the 1998 Stock Plan, the 1999 Stock Option/Stock Issuance Plan and the 2003 Equity Incentive Plan of Google Inc.,

(11)	Registration Statement (Form 8-A No. 001-36380) pertaining to registration of Class C capital stock,

(12)	Registration Statement (Form S-3 No. 333-195069) of Google Inc.,

(13)	Registration Statement (Form S-8 No. 333-195095) pertaining to Google Inc. 2004 Stock Plan, Google Inc. 2012 Stock Plan, Motorola Mobility Holdings, Inc. 2011 Incentive Compensation Plan, and

(14)
Registration Statement (Form S-8 No. 333-1951193) pertaining to Google Inc. 2003 Stock Plan (No. 3), Google Inc. 2004 Stock Plan, Keyhole, Inc. 2000 Equity Incentive Plan, AdMob, Inc. 2006 Stock Plan, Motorola Mobility Holdings, Inc. 2011 Incentive Compensation Plan;

of our reports dated February 6, 2015, with respect to the consolidated financial statements and schedule of Google Inc. and the effectiveness of internal control over financial reporting of Google Inc. included in this Annual Report (Form 10-K) of Google Inc. for the year ended December 31, 2014.

/s/ Ernst & Young LLP
San Jose, California
February 6, 2015